UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☒
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
BCB Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
Committee for Sound Corporate Governance
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE COMMITTEE FOR SOUND CORPORATE GOVERNANCE

Stop.  Look.  Listen.

AN IMPORTANT MESSAGE FOR OUR
FELLOW SHAREHOLDERS OF BCB BANCORP, INC.

March 10, 2004

Dear Fellow BCB Bancorp, Inc. Shareholder,

•         The Committee For Sound Corporate Governance for BCB Bancorp, Inc. (the parent company of Bayonne Community Bank) is comprised of the signers of this letter, and includes eight of the current Directors of BCB Bancorp.

•         We intend to nominate a slate of candidates for election by you as Directors of BCB Bancorp at its Annual Meeting of Shareholders scheduled for April 22, 2004.  Our nominees will seek election in opposition to a slate which will be nominated by the other Directors of BCB Bancorp.

•         We are committing our time, energy and money to this action because we have become convinced that your Board of Directors, under the direction of the other ten Directors, has been insensitive to sound corporate governance policies and has failed to fully evaluate and consider all strategic alternatives available to your company.

PLEASE DO NOT SIGN OR RETURN ANY PROXY CARD
SENT TO YOU BY BCB BANCORP.

Please Wait!  You will soon receive a Proxy Statement and a Proxy Card which will allow you to vote for the slate of nominees nominated by us — the Committee for Sound Corporate Governance.

We encourage you to read our Proxy Statement carefully because it will provide important information about the Committee for Sound Corporate Governance and its objectives.

(over)

Thank you for your support.  You can be assured that we are committed as Directors to put your interests first and act in the best interests of all shareholders and the community.

COMMITTEE FOR SOUND CORPORATE GOVERNANCE

/s/ Donald S. Cymbor	/s/ Michael Masone
Donald S. Cymbor	Michael Masone

/s/ Robert G. Doria	/s/ H. Mickey McCabe
Robert G. Doria	H. Mickey McCabe

/s/ Susan Ferraro	/s/ Kenneth R. Poesl
Susan Ferraro	Kenneth R. Poesl

/s/ Phyllis Wasserman Garelick	/s/ Henry Sanchez
Phyllis Wasserman Garelick	Henry Sanchez

/s/ John J. Hughes	/s/ Mark A. Smith
John J. Hughes	Mark A. Smith

/s/ Virginia Boele Kemp	/s/ Joseph Tagliareni
Virginia Boele Kemp	Joseph Tagliareni

/s/ Gary R. Maita
Gary R. Maita

        Additional information regarding the participants in the Committee and their direct and indirect interests in BCB Bancorp is set forth in a Schedule 13D filed by the Committee and its members with the Securities and Exchange Commission.

Copies of the Schedule 13D, this letter and other soliciting material, including our proxy statement when it is filed, can be obtained for free at the Securities and Exchange Commission web site at hhtp://www.sec.gov or from us by calling 201-436-1886.